STRATEGIC PLAN PRESENTATION

RIO DE JANEIRO, JULY 2019

IMPORTANT NOTICE

This presentation contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and the applicable Brazilian regulations. Statements that are not historical facts, including statements regarding the beliefs and expectations of Oi – under Judicial Reorganization ("Oi" or "Company"), business strategies, future synergies, cost savings, future costs and future liquidity are forward-looking statements.

The words "will", "may", "should", "could", "anticipates", "intends", "believes", "estimates", "expects", "forecasts", "plans," "aims" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur. Such statements reflect the current views of the Company's management and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Company or its affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this notice. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made.

Except as required under the Brazilian and U.S. federal securities laws and the rules and regulations of the CVM, the SEC or other regulatory authorities in other applicable jurisdictions, the Company and its affiliates do not have any intention or obligation to update, revise or disclose any changes to any of the forward-looking statements herein in order to reflect current or future events or their developments, changes in assumptions or changes in other factors affecting the forward-looking statements herein. You are advised, however, to consult any further disclosures the Company makes on related subjects in reports and communications that the Company files with the CVM and the SEC.

OI: TRANSFORMATION OF THE COMPANY - LEADERSHIP IN FIBER AND INFRASTRUCTURE, SHAREHOLDER VALUE CREATION BY PURSUING STRATEGIC OPTIONS

FIBER: UNDISPUTABLE LEADER IN FIBER AND INFRASTRUCTURE

- Leveraging non-replicable network to become the FTTH[1] national leader and 5G enabler in the country
- 4.6m homes expected to be passed by YE2019; 16m expected by YE2021; ~30m potential homes with attractive return
- 30% expected to be CAGR 2019-24, offsetting revenue decline in copper by YE2021
- Accelerating wholesale operations → almost doubling expected revenues by YE2024 to achieve market leadership

MOBILE: OPTIMIZE AND CAPTURE ALL POCKETS OF VALUE TO MAXIMIZE STRATEGIC OPTIONALITY

- Leveraging network capacity to grow → expect full year growth in mobile revenues[2] in 2019
- Exploring all strategic options to maximize shareholder value

MATERIAL INCREMENTAL COST REDUCTIONS: R$ 1BN+ NET ANNUAL COST REDUCTIONS[3]

- To be achieved by YE 2021, above and beyond existing cost reduction efforts
- Sustainable cost reduction opportunities identified
- Expected EBITDA growth from 2019-2021
- Signs of revenue stabilization since Feb/2019 and expected >2% revenue CAGR 2019-24

DIVESTMENT OF NON-CORE ASSETS AND CASH INFLOWS: POTENTIAL IMPACT OF R$ 12.5-14.5BN[4]

- Non-core assets: R$ 6.5-7.5bn
- PIS/Cofins: R$ 2.1-3.1bn → R$ 2.1bn already under a favorable decision

Significant sum of the parts, focus on maximizing shareholder and enterprise value


Strategic options
>2x
EV June/19
Potential EV

Strategic, operational and financial sustainability

1. Fiber to the home; 2. Customer revenues, excluding interconnection and devices 3. Net of cost to achieve 4. Includes R$ 4bn from capital increase in 1Q2019

OI REVISITED ITS BUSINESS STRATEGY AND POSITIONING IN ORDER TO MAXIMIZE SHAREHOLDER AND ENTERPRISE VALUE

All business segments individually assessed and portfolio logic considered, including divestments

- Focus on competitive advantages
- Effective capital allocation
- Financial discipline to fund the plan

The Board has worked closely with Management and independent advisors[1]

- Heavy involvement and collaboration
- Regular meetings to redesign strategy
- Strong alignment to optimize execution



1. *Advisors* include Boston Consulting Group, Oliver Wyman and Bank of America Merrill Lynch

STRATEGIC FOCUS: LEADERSHIP IN FIBER AND INFRASTRUCTURE, LEVERAGING NON-REPLICABLE AND LARGEST HIGH-CAPACITY NETWORK

Leading starting point and superior capacity to provide fiber and enable 5G countrywide


Cities with OTN 100GB
Cities with Single Edge Router
Cities with POTN 40/100G NW

- **363,000 Km of fiber NW** – 2x larger than 2nd competitor
- **2,270 cities** served with fiber – 1.000 cities more than 2nd competitor
- **All IP core needs** in process to be met during the next 3 years
- **43,000 Km of ducts** – highest integrated infrastructure in Brazil

Fiber will be the heart of our strategy, playing a critical role in all segments

Broadband
Seeking FTTH leadership

Wholesale
National provider

TV
IPTV Migration

B2B
Connectivity capillarity

Mobile
5G enabler

Source: Oi internal data

BROADBAND: STRENGTHENING COMPETITIVE ADVANTAGE IN FIBER THROUGH ACCELERATION OF FTTH DEPLOYMENT

Opportunity to deploy FTTH using the reuse approach - faster and cheaper - with evaluation of partnership models to accelerate fiber

Potential additional HPs:


Existing layer
Layer to be built
Homes (m)
Infra Readiness
TX[1]
SE[2]
OLT[3]
SN[4]
TX
SE
OLT
SN
TX
SE
OLT
SN
12.5
7.7
11.6
31.8
Potential to explore partnership models in attractive areas with lower infra readiness
Potential to explore wholesale as an option
~32m total viable[5] HP's with unrestricted CAPEX

Accelerated deployment expected to enable 4.6m homes passed by YE 2019 and 16m homes passed by YE 2021 – ~66% higher than initially announced


1.2
8.4
9.6
6.4
16.0
66%
HPs - 2018
Base Plan [2021]
Total HPs Base Plan [2021]
Accelerated deployment
Total HPs New Plan [2021]
Potential to double total HPs with additional funding, partnerships and joint investments
Execution on track to upgrade YE 2019 HP target from 3.7m to 4.6m

Deployment strategy expected to be developed in three tiers, depending on regional competitive context

- Direct competition through investments
- Partnerships to accelerate deployment
- Enablement of smaller cities with transport infrastructure and additional services

Oi plans to deploy ~15m homes passed between 2019-2021

1. TX=Transmission 2. SE=Single Edge 3. OLT=Optical Line Terminal 4. SN=Secondary NW; 5. Positive NPV considering discount rate @12%
Source: Oi internal data

FTTH HAS VERY ATTRACTIVE POTENTIAL RETURNS (IRR>40%[1]) AND IS EXPECTED TO BE A KEY DRIVER OF FUTURE EBITDA AND CASH FLOW

FTTH business case breakdown based on achieved data – unitary economics for a new customer

Estimates:

Investments

	Construction Costs per HP	~ R$ 300
÷	Take up Rate[2]	~25%
=	Construction Costs per HC	Up to R$ 1,200
+	Installation Costs per HC	~R$ 900[3]

- Construction cost/HP 30% lower with reuse approach
- Higher NPS[5] and speed versus both large competitors and ISPs

Returns

	Fiber BB ARPU	> R$ 85/month[4] (x12)
×	EBITDA Margin	70%
=	Yearly Return per HC	~ R$ 660/yr
f	Avg. Customer Lifetime	~5 years

- 30-50% lower maintenance costs versus copper

IRR > 40%[1]
Payback < 4 years[1]

1. Pre-tax calculations. IRR post-tax > 30% 2. Percentage of potential new clients – refers to the adoption rate of the service (homes connected/homes passed)
3. Considers only direct potential costs – does not include taxes or other indirect costs, ie. SG&A 4. Includes IPTV and Oi Play bundles. No price increase assumed in IRR calculations
5. NPS = Net Promoter Score
Source: Oi internal data

OUTSTANDING COMMERCIAL RESULTS IN ALL 10 CITIES LAUNCHED IN 2018—FASTER TAKE-UP THAN EXPECTED, LOWER CHURN RATE AND SUPERIOR QUALITY

Revenues stabilized due to the strong growth of FTTH in the 10 cities analyzed ...

Broadband revenues (10 cities)


-4%
0%
3%
10%
21%
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19
Fiber
Copper


CHEGOU OI FIBRA.
A INTERNET QUE MUDA SUA INTERNET.
oi
0800 080 8000
OIFIBRA.COM.BR

... driven by strong take-up rates, lower churn and superior quality

KPIs from 10 cities launched in 2018

Fiber Take-Up

8% average take-up after 3-5 months of implementation[1], reaching up to 11% in 3 months in best case cities

Broadband Churn Reduction

70% avg. churn reduction vs. copper, reaching up to 80% in best case cities

Netflix ISP Broadband Speed Ranking

Oi Fiber in 1st place over 5 months, increasing gap to competitors

BB speed (Netflix measurement)


+10%
+12%
+13%
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Oi Fiber
2nd player

1. Excludes Petropolis (10 months of average HP aging) and Montes Claros (2 months) from the group of 10 cities analyzed. Business case assumes run-rate of 25% after 3 years

Source: Oi internal data; Netflix ISP Ranking

WHOLESALE: NATIONAL PROVIDER OF TRANSPORT NETWORK AND ENABLER OF 5G INFRASTRUCTURE IN BRAZIL, ACCELERATING WHOLESALE OPERATIONS

2018 market size estimated at ~R$ 9bn with a CAGR of 12% driven by last mile demand


Market size R$ bn
CAGR 2015-2018
~12%
~6.5
~9.0
-5%
17%
20%
2015
2018
Voice
Backbone
Last mile

Oi plans to expand opportunities to exploit full potential of unregulated fiber market, leveraging a non-replicable infrastructure...

IP connections

- Sell IP connections to ISPs

Fiber to the Site/Tower

- Expand to cope with growing data demand

Passive Infrastructure Sharing

- Expand duct/fiber sharing with other operators and ISPs

... expected to almost double wholesale revenues by 2024, focusing growth on non-regulated revenues


Wholesale Revenues (R$bn)
+88%
1.7
2.4
3.2
2018
2021F
2024F

Typical wholesale margins of international infrastructure providers of > 45%[1]

Strategy expected to preserve and emphasize Oi's leadership role in infrastructure in Brazil

1. Examples: Openreach 49%; Telstra Wholesale: 59%; Telxius: 47%; Globenet: 80%

Source: Ovum; Anatel; Oi internal data; Oi estimates

B2B: AGGRESSIVE GROWTH IN ICT SERVICES — ACCELERATING POSITIONING AS A SOLUTIONS INTEGRATOR, LEVERAGING THE CAPILLARITY AND ROBUSTNESS OF OUR FIBER NETWORK

New positioning—Oi Solutions

- Integrator and provider of telecom and ICT[1] solutions
- Strategy beyond services or products, seeking to bring complete solution to the customer
- Value added to the client through an advisory and customized positioning



Comprehensive portfolio of ICT solutions


Impact in the customer value chain
ICT integrator
Outsourcing
Professional services
Equipment reseller
IT Products
Cyber security
Cloud/Datacenter
Managed services
Collaboration/Omnichannel
IoT
Big Data/Analytics
Telco Products
SD-WAN
SIP
Fiber (GPON)

+ Partnerships with startups and consolidated IT players
+ Management experience in NOC, SOC and IT Infra
+ Showroom and Oi Labs to demonstrate solutions

ICT revenue is expected to be the main driver of segment growth, offsetting total revenues decline from 2021 onwards

ICT revenues (R$ m)


+21%
339
626
1,046
2018
2021F
2024F

ICT as a % Corporate revenues	10%	20% F	32% F
CAGR Corporate revenues	18'-21F' -3.2%	21F'-24F' 1.8%	

New positioning expected to revamp our B2B segment and offset trend in Corporate revenues decline

1. ICT = Information and communication technology
Source: Oi internal data

MOBILE: MAXIMIZE VALUE CAPTURE, LEVERAGING EXISTING CAPACITY, COMPETITIVE PRODUCT PORTFOLIO AND REFARMING OF 1.8 GHZ SPECTRUM TO 4G AND 4.5G

Rationally invest in 1.8 GHz site refarming to 4G and 4.5G to defend postpaid base, using ample spectrum available


CAPEX Mobile
[R$ bn]
-7%
1.6
1.5
2018
2019F

Capture market share in high value segments using the existing capacity in 1.8 GHz and maintaining successful commercial strategy in postpaid


ULTRAGIGUE-SE É NUNCA MAIS SE PREOCUPAR COM INTERNET. E TER A MELHOR OFERTA DO MERCADO.


Mobile revenues[1]
[R$ bn]
+1%
6.6
6.7
2018
2019F

2018		2019F
3.1	Postpaid[2] revenues [R$ bn]	3.5F
7.7	Postpaid[2] subscribers [m]	9.5F
9.7%	Postpaid[2] market share[1]	11.4%F

Oi expects to capitalize on postpaid, leverage infrastructure in preparation for 5G and explore all strategic options to maximize shareholder value

1. Customer revenues - does not include interconnection and devices revenues 2. Includes Pure Postpaid and Control
Source: Anatel, Oi internal data

OPERATIONAL SIMPLIFICATION: OI PLANS TO ENGAGE THE ORGANIZATION TO SIMPLIFY THE OPERATING MODEL WITH FOCUS ON EFFICIENCY AND DIGITAL TRANSFORMATION TO ENABLE STRUCTURAL COST REDUCTION

Deep structural cost take-out and digital programs in five main workstreams ...

Workstream	Initiatives
Sales & Mktg	• Portfolio simplification • Customer journey simplification • Sales channel footprint review
Organizational Processes	• Process re-design and digitalization (simplification and automation) • Structure review based on process re-design • Optimization across companies of the group
IT	• Simplification of IT and systems architecture • Service portfolio review • Project portfolio review
Procurement	• Rigorous demand management • Supplier rationalization and specifications
Network	• Value-based rollout • Energy efficiency

... to reach peers' OPEX/Revenues average and reduce Oi's recurrent cost base by R$ 1bn+

OPEX as % of revenues—2018 (not to scale)


Peers average[1]
Oi
Comp 1
Comp 2
Comp 3

R$ 1bn+ net cost reduction[2]
on annual base cost, over and above existing efforts, expected to be implemented by YE 2021

1. Peers average in the period of 2018; 2. Net of costs to achieve
Source: Companies financials, Oi internal data

OI IS FULLY FOCUSED ON IMPROVING OPERATIONAL AND FINANCIAL PERFORMANCE, INCREASING REVENUES AND EBITDA WITH A SUSTAINABLE BUSINESS MODEL

Initial signs of sequential monthly revenue stabilization since February 2019 - expected revenues CAGR >2% until 2024

Total monthly revenue, R$bn (not to scale)


Strengthening commercial efforts in mobile and fiber leading to revenue stabilization
-2.0%
0.0%
Dec/18
Jan/19
Feb/19
Mar/19
Apr/19
May/19
Jun/19 (estimate)

>2%
Revenue CAGR 2019-2024F

Business transformation, investments and operational simplification driving expected EBITDA growth to 15-20% CAGR until YE 2021

15-20%
EBITDA CAGR[1] 2019-2021F

Improving EBITDA expected to be driven by fiber investments, mobile strategy, wholesale growth and cost reduction

Room for further improvement through structural transformation

Significant increase from 4.5-5.0 expected in 2019, where there is EBITDA pressure due to:

- Increasing commercial efforts due to strong traction seen in fiber and mobile
- FX headwinds (Real depreciation) on foreign currency costs
- Downward trends in copper revenues (to be offset by fiber by 2021)

Oi is committed to improving financial performance and delivering sustainable results

1. Excluding any impact from possible regulatory regime changes
Source: Oi internal data

TO FUND THE STRATEGY, OI PLANS TO DIVEST NON-CORE ASSETS AND RELEASE CASH THROUGH NON-OPERATIONAL ACTIONS, WITH POTENTIAL IMPACT OF R$ 12.5–14.5BN

Divestment of non-core assets with potential cash-in of ~ R$ 6.5-7.5bn

Asset	Estimated timing	Estimated value
Towers	4Q 2019	R$ 6.5–R$ 7.5bn 70-80% of Oi's Market Cap [@July/19]
Data Center	1H 2020	
Unitel + Arbitration	4Q 2019	
Real Estate[1]	1Q 2021	
Other Non-Strategic	4Q 2020	

Capital increase and PIS/COFINS credits amount to ~ R$ 6-7bn

Event	Estimated value		
Capital increase	R$ 4.0bn	Realized in Q1'19	Completed
PIS/COFINS credits	R$ 2.1~3.1bn (~R$ 650m expected in 2019, starting in Q3)	R$ 2.1bn w/favorable decision already. R$ 1.0bn under legal process	Close to Completion

Completed Close to Completion

1. Immediately divestible under current regulatory conditions
Source: Oi estimates

IN SUMMARY: OI PLANS TO BECOME THE LEADER IN FIBER AND INFRASTRUCTURE—POTENTIAL TO INCREASE MULTIPLE THROUGH FIBER-CENTRIC MODEL AND VALUE FROM STRATEGIC OPTIONS

Potential to increase multiple through adoption of a fiber-centric model ...


CAGR Revenues
2018-2024F
~30%
~-2%
Enterprise
value (%, F)
<20%
>80%
Others[1]
Fiber related


Multiples—EV/EBITDA
~3.5x
~2x
3.4
6.7
11.7
Oi[2]
Traditional telcos[3]
Fixed infrastructure telcos[4]

... and to unlock and capture significant value from strategic options


EV potential
Strategic options
>2x
EV June/19
Potential EV

- Unique and non-replicable infrastructure
- Large unregulated fiber wholesale opportunity

Sustainable business model, focused on core competitive advantages

1. Mobile and Copper; 2. Considers market cap R$ 9.4 bn, net debt R$ 10.1 bn and EBITDA 2018 R$ 5.8 bn 3. Traditional telcos: avg. of Vivo, TIM Brasil, America Móvil, Verizon, Deutsche Telekom, AT&T, T Mobile, Telstra, Vodafone; 4. Fixed Infrastructure telcos: Uniti, Zayo, Chorus, GTT, Cogent, CETIN (PrivateCo, considering post-separation FY 2015 numbers)
Source: Oi Internal data; Oi estimates


oi